CORRECTED COPY


                         CANADA SOUTHERN PETROLEUM LTD.
                         Suite 1410, One Palliser Square
                              125 Ninth Avenue S.E.
                        Calgary, Alberta, Canada T2G 0P6

                                NOTICE OF MEETING

         NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Shareholders of CANADA SOUTHERN PETROLEUM LTD. (the "Company") will be held at The Bristol Place Hotel, 950 Dixon Road, Toronto International Airport, Rexdale, Ontario, Canada on Tuesday, June 25, 1996 at 9:00 A..M., local time, to receive and consider the report of the auditors and the financial statements for the fiscal year ended December 31, 1995 and for the following additional purposes:

     1. To elect one director of the Company;

     2. To appoint independent auditorsof the Company for the fiscal year ending December 31, 1996 and to authorize the Board of Directors to fix the remuneration of such auditors; and

     3. To transact such other business as may properly come before the meeting or any adjournmentsor postponements thereof.

         This notice and proxy statement are being sent to Shareholders of record at the close of business on May 24, 1996 together with the enclosed proxy, to enable such Shareholders to state their instructions with respect to the voting of the shares. Proxies should be returned in the reply envelope provided.

                                           By Order of the Board of Directors


                                           Kelly B. Johnson
                                           Secretary

Dated:  May 24, 1996

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                                RETURN OF PROXIES
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     WE URGE EACH  SHAREHOLDER,  REGARDLESS OF THE NUMBER OF SHARES HELD, WHO IS
UNABLE TO ATTEND THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE PROVIDED.
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